

<ARTICLE> UT
                                                                   EXHIBIT 27.03
<LEGEND>
This schedule contains summary financial information extracted from the Statements of Income, Balance Sheets, Statements of Capitalization, Statements of Changes in Common Stockholders' Equity and Statements of Cash Flows and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<RESTATED>
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   12-MOS
<FISCAL-YEAR-END>                          DEC-31-1995
<PERIOD-END>                               DEC-31-1995
<BOOK-VALUE>                                  PER-BOOK
<TOTAL-NET-UTILITY-PLANT>                    4,310,341
<OTHER-PROPERTY-AND-INVEST>                    670,718
<TOTAL-CURRENT-ASSETS>                         704,463
<TOTAL-DEFERRED-CHARGES>                       374,212
<OTHER-ASSETS>                                 168,851
<TOTAL-ASSETS>                               6,228,585
<COMMON>                                       170,440
<CAPITAL-SURPLUS-PAID-IN>                      599,094
<RETAINED-EARNINGS>                          1,266,026
<TOTAL-COMMON-STOCKHOLDERS-EQ>               2,027,391<F1>
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                    240,469
<LONG-TERM-DEBT-NET>                         1,542,286
<SHORT-TERM-NOTES>                                 594
<LONG-TERM-NOTES-PAYABLE>                            0
<COMMERCIAL-PAPER-OBLIGATIONS>                 215,600
<LONG-TERM-DEBT-CURRENT-PORT>                  167,360
<PREFERRED-STOCK-CURRENT>                            0
<CAPITAL-LEASE-OBLIGATIONS>                          0
<LEASES-CURRENT>                                     0
<OTHER-ITEMS-CAPITAL-AND-LIAB>               2,026,716<F1>
<TOT-CAPITALIZATION-AND-LIAB>                6,228,585
<GROSS-OPERATING-REVENUE>                    2,568,584
<INCOME-TAX-EXPENSE>                           152,228<F2>
<OTHER-OPERATING-EXPENSES>                   2,075,557
<TOTAL-OPERATING-EXPENSES>                   2,222,705
<OPERATING-INCOME-LOSS>                        345,879
<OTHER-INCOME-NET>                              57,886<F2>
<INCOME-BEFORE-INTEREST-EXPEN>                 398,685
<TOTAL-INTEREST-EXPENSE>                       122,890
<NET-INCOME>                                   275,795
<PREFERRED-STOCK-DIVIDENDS>                     12,449
<EARNINGS-AVAILABLE-FOR-COMM>                  263,346
<COMMON-STOCK-DIVIDENDS>                       180,510
<TOTAL-INTEREST-ON-BONDS>                      111,994
<CASH-FLOW-OPERATIONS>                         573,787
<EPS-PRIMARY>                                     3.91<F3>
<EPS-DILUTED>                                     3.91<F3>

<F1>
NOTE 1 - ($8,169) thousand of Common Stockholders' Equity is classified as Other Items-Capitalization and Liabilities. This represents the net of leveraged common stock held by the Employee Stock Ownership Plan and the currency translation adjustments.

<F2>
NOTE 2 - $5,080 thousand of non-operating income taxes are classified as Income Tax Expense. The financial statement presentation includes them as a component of Other Income (Expense).

<F3>
NOTE 3 - In compliance with SFAS No. 128, Earnings Per Share, EPS-Primary was restated as Earnings Per Average Common Share-Basic and EPS-Diluted was restated as Earnings Per Average Common Share-Assuming Dilution.

